QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 21, 2004 (October 15, 2004)

SILICON STORAGE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	000-26944 (Commission File Number)	77-0225590 (IRS Employer Identification No.)
1171 Sonora Court Sunnyvale, California (Address of principal executive offices)	94086 (Zip Code)

Registrant's telephone number, including area code: (408) 735-9110

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 3—Securities and Trading Markets

Item 3.02    Unregistered Sales of Equity Securities.

        On October 15, 2004, the Registrant entered into an agreement to acquire substantially all of the assets of G-Plus, Inc., a private California corporation. Pursuant to the terms of the agreement, the Registrant will issue to G-Plus $24.45 million in common stock (subject to reduction by up to $4.0 million, which amount will otherwise be paid in cash) based on the 30-day average closing price of the Registrant's common stock for the period ending two trading days prior to the closing of the acquisition.

        The shares of common stock to be issued to G-Plus will initially not be registered under the Securities Act of 1933, or any state securities laws. The Registrant will rely on the exemption from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. However, the Registrant has agreed to file a registration statement for the resale of the shares of common stock.

Section 8—Other Events

Item 8.01    Other Events.

        The press release announcing the proposed acquisition is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

(c)
Exhibits.

99.1	Press Release, dated October 18, 2004, entitled "SST Expands its Embedded Flash Thrust in the Wireless Market with Acquisition of G-Plus."

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated October 21, 2004

SILICON STORAGE TECHNOLOGY, INC.
By:	/s/ JACK K. LAI Jack K. Lai
Its:	Vice President Finance & Administration, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated October 18, 2004, entitled "SST Expands its Embedded Flash Thrust in the Wireless Market with Acquisition of G-Plus."PDF

PDF
Also provided in PDF as a courtesy.

QuickLinks

INFORMATION TO BE INCLUDED IN THE REPORT
  Item 3.02 Unregistered Sales of Equity Securities.
  Item 8.01 Other Events.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX